Exhibit 99.1

DocGo Announces Third Quarter 2024 Results
Company Significantly Expands Operations on the West Coast to Support New Payer Programs, Increases Full-Year Guidance for Cash Flow from Operations

Management to Host Conference Call and Webcast Today at 5:00 PM Eastern Time

NEW YORK, NY, November 7, 2024 – DocGo Inc. (Nasdaq: DCGO) (“DocGo” or the “Company”), a leading provider of technology-enabled mobile health services, today announced financial and operating results for the quarter ended September 30, 2024.

Third Quarter 2024 Financial Highlights

•Total revenue for the third quarter of 2024 was $138.7 million, compared to $186.6 million in the third quarter of 2023, a decrease of 26%. The decline was primarily due to the planned wind down of migrant-related programs. For the first nine months of 2024, total revenue was $495.7 million, compared to $425.0 for the first nine months of 2023, an increase of 17%.
•GAAP gross margin (which includes non-cash depreciation expenses) for the third quarter of 2024 was 33.0%, compared to 27.2% in the third quarter of 2023.
•Adjusted gross margin1 for the third quarter of 2024 was 36.0%, compared to 29.5% in the third quarter of 2023.
•Net income was $4.5 million for the third quarter of 2024, compared to $4.6 million in the third quarter of 2023, a decrease of 2%. For the first nine months of 2024, net income was $21.0 million, a substantial increase compared to $2.1 million for the first nine months of 2023.
•Adjusted EBITDA1 was $17.9 million for the third quarter of 2024, compared to $16.7 million for the third quarter of 2023, an increase of 7%. For the first nine months of 2024, adjusted EBITDA1 was $59.2 million, compared to $31.5 million for the first nine months of 2023, an increase of 88%.
•Mobile Health Services revenue for the third quarter of 2024 was $90.7 million, compared to $139.3 million for the third quarter of 2023, a decrease of 35%. For the first nine months of 2024, Mobile Health Services revenue was $351.3 million, compared to $292.3 million for the first nine months of 2023, an increase of 20%.
•Transportation Services revenue in the third quarter of 2024 was $48 million, compared to $47.2 million for the third quarter of 2023, an increase of 2%. For the first nine months of 2024, Transportation Services revenue was $144.4 million, compared to $132.7 million for the first nine months of 2023, an increase of 9%.
•As of September 30, 2024, the Company held total cash and cash equivalents, including restricted cash, of approximately $108.5 million, compared to $85.8 million as of June 30, 2024.

2024 Guidance

•Full-year 2024 revenue guidance range has been tightened to $620-$630 million, compared to the previous estimate of $600-$650 million.
•Full-year 2024 adjusted EBITDA2 is now expected to be $70-$75 million, compared to the previous estimate of $65-$75 million.
•Full-year 2024 cash flow from operations is being increased to $90-$100 million, compared to the previous estimate of $80-$90 million.

2025 Guidance

•Full-year 2025 revenue is expected to be $410-$450 million.
•Full-year 2025 adjusted EBITDA margin2 is expected to be in a range of 8%-10% of total revenue.

Select Corporate Highlights for the Third Quarter 2024 and Recent Weeks
•For the second consecutive quarter, the Company more than doubled the number of patients assigned by its insurance partners for care gap closure services when compared to the end of the prior quarter, and is now in excess of 500,000.
•Significantly expanded the Company’s geographic footprint across the west coast in support of its care gap closure programs, which will enhance healthcare access for hundreds of thousands of Medicaid recipients in California.
•Driven by demonstrating an over 50% reduction in ED admissions for L.A. Care - a major California payer with 2.5 million members - the Company signed a contract expansion to extend its transitional care services, add care gap closure services, and help manage some of the payer’s most complex, high-risk member population.
•Healthcare visionary Dr. Stephen K. Klasko joined the Board of Directors as Chair. Dr. Klasko was previously CEO of Jefferson Health.
•Secured $4 million contract extension to continue providing vital 911 basic life support services for Atlantic City, New Jersey.
•Launched Well Child Visits program with a major payer to help eliminate barriers to pediatric preventive care and advance health equity for children & families.
•In Dover, Delaware, launched 911 emergency medical services and renewed our partnership with Bayhealth to provide non-emergency medical transportation services for another three years.
•Signed a new contract to facilitate in-home medical services for members of Firefly Health, an employer-focused health plan provider.

Lee Bienstock, Chief Executive Officer of DocGo, commented, “Our business continues to perform well across all customer verticals. We are seeing especially strong demand for our care gap closure programs with substantial increases in all leading indicators as well as doubling the average weekly number of care gap visits completed when compared to our average weekly run rate from last quarter. We are rapidly building out the infrastructure to support continued growth in these programs across California and in the Northeast as well.”

Norm Rosenberg, Chief Financial Officer of DocGo, also commented, “We continued to see a significant increase in our cash balance and generated over $31 million in cash flow from operations during the period. Throughout 2023 and early 2024, we had a considerable working capital outlay to support our migrant related programs. As these programs wind down, we are seeing that trend reverse and are recognizing strong cash flow as a result which should continue over the coming quarters. We expect this to give us the ability to support our growth initiatives, consider additional share repurchases, fund new strategic relationships and repay our line of credit.”

1Adjusted gross margin and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for additional information on these non-GAAP financial measures and reconciliations to the most comparable GAAP measures.

2Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. We have not reconciled adjusted EBITDA outlook or adjusted EBITDA margin outlook to the most comparable GAAP outlooks because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measure (net income and net margin). Forward-looking estimates of adjusted EBITDA and adjusted EBITDA margin are made in a manner consistent with the relevant definitions and assumptions noted herein.

Conference Call and Webcast Details

Thursday, November 7, 2024 at 5:00 PM ET
1-800-717-1738 – Investors Dial
1-646-307-1865 – Int’l Investors Dial
Conference ID: DocGo

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1691564&tp_key=1abd83f022

The webcast can also be accessed under Events on the Investors section of the Company’s website, https://ir.docgo.com/.

About DocGo

DocGo is leading the proactive healthcare revolution with an innovative care delivery platform that includes mobile health services, remote patient monitoring and ambulance services. DocGo is helping to reshape the traditional four-wall healthcare system by providing high quality, highly accessible care to patients where and when they need it. DocGo’s proprietary technology and relationships with a dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for municipalities, hospital networks and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote advanced practice provider, in the comfort of a patient’s home or workplace. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com. To get an inside look on how the proactive healthcare revolution is helping transform healthcare by reducing costs, increasing efficiency and improving outcomes, visit www.proactivecarenow.com.

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the plans, strategies, outcomes, and prospects, both business and financial, of the Company, including the provision of services under its existing contracts, including its contract with the New York City Department of Housing Preservation and Development (“HPD”) and the winding down of migrant-related services under such contract; the expansion of the Company’s programs with insurance partners, hospital systems, municipalities and other strategic partners, including care gap closure programs,; and the Company’s cash balances. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, outcomes, results or expectations. Accordingly, you should not place undue reliance on such statements. All statements other than statements of historical fact are forward-looking, including, but not limited, to statements regarding the Company’s future actions, business strategies or models, plans, goals, future events, future revenues, future margins, current and future revenue guidance, future growth or performance, financing needs, business trends, results of operations, objectives and intentions with respect to future operations, services and products, and new and existing contracts or partnerships. In some cases, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “can,” “would,” “design,” “potential,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or the negative of these terms or similar expressions.

Forward-looking statements are inherently subject to substantial risks, uncertainties and assumptions, many of which are beyond the Company’s control, and which may cause the Company’s actual results or outcomes, or the timing of results or outcomes, to differ materially from those contained in the Company’s forward-looking statements, including, but not limited to the following: impacts related to accelerated wind down of migrant-related services; the Company’s provision of services under its contract with HPD and its ability to expand its programs with insurance partners, hospital systems, municipalities and other strategic partners; the Company’s ability to successfully implement its business strategy, including delivering value to shareholders via buybacks, funding new strategic relationships and potentially repaying its line of credit; the Company’s ability to grow demand for its care gap closure programs; the Company’s ability to maintain sufficient cash balances; the Company’s reliance on and ability to maintain its contractual relationships with its healthcare provider partners and clients; the Company’s ability to compete effectively in a highly competitive industry; the Company’s ability to maintain existing contracts; the Company’s reliance on government contracts; the Company’s ability to effectively manage its growth; the Company’s financial performance and future prospects; the Company’s ability to deliver on its business strategies or models, plans and goals; the Company’s ability to expand geographically; the Company’s M&A activity; the Company’s ability to retain its workforce and management personnel and successfully manage leadership transitions; the Company’s ability to collect on customer receivables; the Company’s ability to maintain its cash position; risks associated with the Company’s share repurchase program; expected impacts of macroeconomic factors, including inflationary pressures, general economic slowdown or a recession, rising interest rates, foreign exchange rate volatility, changes in monetary pressure, financial institution instability or the prospect of a shutdown of the U.S. federal government; potential changes in federal, state or local government policies regarding immigration and asylum seekers; expected impacts of geopolitical instability; the Company’s competitive position and opportunities, including its ability to realize the benefits from its operating model; the Company’s ability to improve gross margins; the Company’s ability to implement and deliver on cost-containment measures and ongoing cost rationalization initiatives; legislative and regulatory actions; the impact of legal proceedings and compliance risk; volatility of the Company’s stock price; the impact on the Company’s business and reputation in the event of information technology system failures, network disruptions, cyber incidents or losses or unauthorized access to, or release of, confidential information; and the ability of the Company to comply with laws and regulations regarding data privacy and protection and other risk factors included in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this earnings release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this earnings release are based on events or circumstances as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this earnings release to reflect events or circumstances after the date of this earnings release or to reflect new information or the occurrence of unanticipated events, except as and to the extent required by law. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Unaudited Condensed Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$89,458,388	$59,286,147
Accounts receivable, net of allowance for credit loss of $6,455,874 and $6,276,454 as of September 30, 2024 and December 31, 2023, respectively	233,712,723	262,083,462
Prepaid expenses and other current assets	5,154,906	17,499,953
Total current assets	328,326,017	338,869,562
Property and equipment, net	15,284,753	16,835,484
Intangibles, net	34,996,541	37,682,928
Goodwill	47,862,242	47,539,929
Restricted cash	19,120,110	12,931,839
Operating lease right-of-use assets	12,489,767	9,580,535
Finance lease right-of-use assets	14,605,119	12,003,919
Equity method investments	634,100	553,573
Deferred tax assets	17,131,328	11,888,539
Other assets	3,432,562	2,565,649
Total assets	$493,882,539	$490,451,957
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,141,454	$19,827,258
Accrued liabilities	59,968,606	91,340,609
Line of credit	30,000,000	25,000,000
Notes payable, current	26,374	28,131
Due to seller	138,275	7,823,009
Contingent consideration	16,744,521	19,792,982
Operating lease liability, current	3,776,159	2,773,020
Finance lease liability, current	4,435,324	3,534,073
Total current liabilities	150,230,713	170,119,082

Notes payable, non-current	21,336	41,586
Operating lease liability, non-current	9,172,259	7,223,941
Finance lease liability, non-current	9,554,694	7,896,392
Total liabilities	168,979,002	185,281,001
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.0001 par value; 500,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 101,980,995 and 104,055,168 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively)	10,198	10,406
Additional paid-in-capital	321,028,986	320,693,866
Retained earnings (accumulated deficit)	1,860,643	(21,394,310)
Accumulated other comprehensive income	2,313,518	1,484,905
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	325,213,345	300,794,867
Noncontrolling interests	(309,808)	4,376,089
Total stockholders’ equity	324,903,537	305,170,956
Total liabilities and stockholders’ equity	$493,882,539	$490,451,957

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues, net	$138,684,814	$186,552,910	$495,722,059	$425,042,373
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	88,764,282	131,502,046	322,645,933	296,346,420
Operating expenses:
General and administrative	28,784,850	33,619,962	103,716,978	93,637,516
Depreciation and amortization	4,177,534	4,336,267	12,561,973	11,816,657
Legal and regulatory	3,295,139	3,545,820	11,622,438	9,588,997
Technology and development	3,145,834	3,235,301	7,903,752	7,673,269
Sales, advertising and marketing	379,778	1,605,559	1,109,072	2,598,192
Total expenses	128,547,417	177,844,955	459,560,146	421,661,051
Income from operations	10,137,397	8,707,955	36,161,913	3,381,322
Other income (expense):
Interest (expense) income, net	(505,085)	346,376	(1,387,743)	1,677,420
Change in fair value of contingent liability	(44,520)	159,974	(370,712)	159,974
Loss on equity method investments	(82,742)	(95,503)	(229,923)	(301,362)
(Loss) gain on remeasurement of operating and finance leases	(6,163)	4,834	(32,052)	4,834
(Loss) gain on disposal of fixed assets	(28,681)	(9,983)	36,717	(163,452)
Other income (expense)	(435,825)	43,353	146,058	(661,825)
Total other income (expense)	(1,103,016)	449,051	(1,837,655)	715,589
Net income before income tax provision	9,034,381	9,157,006	34,324,258	4,096,911
Provision for income taxes	(4,488,828)	(4,526,767)	(13,316,752)	(2,041,843)
Net income	4,545,553	4,630,239	21,007,506	2,055,068
Net (loss) income attributable to noncontrolling interests	(952,348)	(134,682)	(2,247,447)	2,767,084
Net income (loss) attributable to stockholders of DocGo Inc. and Subsidiaries	5,497,901	4,764,921	23,254,953	(712,016)
Other comprehensive income
Foreign currency translation adjustment	934,774	(582,471)	828,613	66,965
Total comprehensive income (loss)	$6,432,675	$4,182,450	$24,083,566	$(645,051)
Net income (loss) per share attributable to DocGo Inc. and Subsidiaries - Basic	$0.05	$0.05	$0.23	$(0.01)
Weighted-average shares outstanding - Basic	102,067,579	103,874,845	102,573,664	103,351,345
Net income (loss) per share attributable to DocGo Inc. and Subsidiaries - Diluted	$0.05	$0.05	$0.22	$(0.01)
Weighted-average shares outstanding - Diluted	106,290,929	104,993,729	106,797,014	103,351,345

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,545,553	$4,630,239	$21,007,506	$2,055,068
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,374,975	1,625,070	4,282,940	4,697,717
Amortization of intangible assets	1,605,483	1,515,378	4,884,337	4,295,958
Amortization of finance lease right-of-use assets	1,197,076	1,195,819	3,394,696	2,822,982
(Gain) loss on disposal of fixed assets	28,681	9,983	(36,717)	163,452
Deferred income tax	(3,218,516)	2,339,033	(5,242,787)	1,049,236
Loss on equity method investments	82,742	95,503	229,923	301,362
Bad debt expense	1,086,816	(1,288,131)	3,857,474	(311,441)
Stock-based compensation	3,155,186	3,360,709	9,755,455	15,161,847
Loss (gain) on remeasurement of operating and finance leases	6,163	(4,834)	32,052	(4,834)
Loss on liquidation of business	—	—	—	70,284
Change in fair value of contingent consideration	44,520	(159,974)	370,712	(159,974)
Changes in operating assets and liabilities:
Accounts receivable	21,387,772	(88,076,313)	19,837,507	(103,483,997)
Prepaid expenses and other current assets	(9,989)	(112,625)	12,333,127	(336,093)
Other assets	(1,133,858)	610,650	(1,086,913)	696,984
Accounts payable	4,379,590	2,260,305	15,326,159	(12,640,920)
Accrued liabilities	(3,498,801)	26,120,859	(31,495,516)	27,319,258
Net cash provided by (used in) operating activities	31,033,393	(45,878,329)	57,449,955	(58,303,111)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(786,174)	(801,151)	(2,940,843)	(4,360,807)
Acquisition of intangibles	(660,276)	(547,206)	(2,228,233)	(2,478,808)
Acquisition of businesses	—	—	—	(20,203,464)
Equity method investments	(161,963)	(150,510)	(310,450)	(150,510)
Proceeds from disposal of property and equipment	95,822	(3,028)	178,535	274,210
Net cash used in investing activities	(1,512,591)	(1,501,895)	(5,300,991)	(26,919,379)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit line	—	—	45,000,000	—
Repayments of revolving credit line	—	—	(40,000,000)	—
Repayments of notes payable	(5,120)	(281,876)	(22,007)	(529,583)
Due to seller	(3,005,113)	(5,861,748)	(3,008,976)	(8,417,936)
Acquisition of noncontrolling interest	(1,848,000)	—	(1,848,000)	—
Earnout payments on contingent liabilities	—	—	(1,600,029)	—
Dividends paid to noncontrolling interest	—	—	(250,000)	—
Proceeds from exercise of stock options	—	426,003	684	1,549,298
Payments for taxes related to shares withheld for employee taxes	(107,979)	(2,166,982)	(374,311)	(2,166,982)
Common stock repurchased	(1,296,187)	—	(11,078,198)	—
Payments on obligations under finance lease	(1,088,265)	(782,808)	(3,118,054)	(2,293,330)
Net cash used in financing activities	(7,350,664)	(8,667,411)	(16,298,891)	(11,858,533)

Effect of exchange rate changes on cash and cash equivalents	584,966	(457,189)	510,439	227,887

Net increase (decrease) in cash and restricted cash	22,755,104	(56,504,824)	36,360,512	(96,853,136)
Cash and restricted cash at beginning of period	—	—	72,217,986	164,109,074
Cash and restricted cash at end of period	$22,755,104	$(56,504,824)	$108,578,498	$67,255,938

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$594,734	$52,660	$1,507,026	$179,430
Cash paid for interest on finance lease liabilities	$194,099	$135,392	$560,926	$394,443
Cash paid for income taxes	$5,171,459	$—	$6,542,733	$4,223,810
Right-of-use assets obtained in exchange for lease liabilities	$5,240,876	$868,977	$10,980,341	$2,407,938
Remeasurement of finance lease right-of-use asset due to lease modification	$—	$—	$300,000	$—
Fixed assets acquired in exchange for notes payable	$—	$746,043	$—	$1,369,060

Supplemental non-cash investing and financing activities:
Acquisition of remaining FMC NA through due to seller and issuance of stock	$—	$—	$—	$7,000,000
Acquisition of CRMS through issuance of stock	$—	$—	$—	$1,000,000
CRMS True-up Payment through issuance of stock	$1,814,345	$—	$1,814,345	$—
Receivable exchanged for trade credits	$—	$1,500,000	$—	$1,500,000
Pre-acquisition receivables written off through due to seller	$1,315,691	$—	$4,675,758	$—

Reconciliation of cash and restricted cash
Cash	$23,398,466	$(56,237,002)	$89,458,388	$52,922,517
Restricted cash	(643,362)	(267,822)	19,120,110	14,333,421
Total cash and restricted cash shown in statement of cash flows	$22,755,104	$(56,504,824)	$108,578,498	$67,255,938

Non-GAAP Financial Measures

The following information provides definitions and reconciliation of non-GAAP financial measures used by the Company to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures used by the Company may differ from similarly titled measures used by other companies.

Adjusted Gross Margin

Adjusted gross profit and adjusted gross margin are considered non-GAAP financial measures under SEC rules because they exclude certain amounts included in gross profit and gross margin calculated in accordance with GAAP. Adjusted gross profit is total revenue minus cost of revenue, excluding depreciation and amortization (which are shown separately), and adjusted gross margin is adjusted gross profit as a percentage of total revenue.

The Company’s management believes that adjusted gross margin is useful in evaluating DocGo’s operating performance, as the calculation of this measure excludes the impact of non-cash depreciation and amortization charges. The Company’s management believes that by using adjusted gross margin in conjunction with GAAP gross margin, investors will get a more complete view of what management considers to be the Company’s core operating performance and allow for comparison of this measure when compared to those of prior periods. While many companies use adjusted gross margin as a performance measure, not all companies use identical calculations for determining adjusted gross margin. As such, DocGo’s presentation of adjusted gross margin might not be comparable to similarly titled measures of other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under SEC rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Specifically, adjusted EBITDA is arrived at by taking reported GAAP net income and adding back the following items: net interest expense (income), provision for (benefit from) income taxes, depreciation and amortization, other (income) expense, non-cash equity-based compensation and certain other non-recurring expenses consisting of certain one-time legal settlements and certain one-time expenses incurred in connection with acquisitions and other corporate activities, beyond those that are typically incurred.

The Company’s management believes that its adjusted EBITDA measure is useful in evaluating DocGo’s operating performance, as the calculation of this measure generally eliminates the effect of financing and income taxes and the accounting effects of capital spending and acquisitions, as well as other items of a non-recurring and/or non-cash nature. Adjusted EBITDA is not intended to be a measure of GAAP cash flow, as this measure does not consider certain cash-based expenses, such as payments for taxes or debt service.

Management believes that using adjusted EBITDA in conjunction with GAAP measures such as net income assists investors in getting a more complete picture of the Company’s financial results and operations, affording them with a more complete view of what management considers to be the Company’s core operating performance as well as offering the ability to assess such performance as compared with that of prior periods and management’s public guidance. While many companies use adjusted EBITDA as a performance measure, not all companies use identical calculations for determining adjusted EBITDA. As such, DocGo’s presentation of adjusted EBITDA might not be comparable to similarly titled measures of other companies.

Adjusted EBITDA Margin

Adjusted EBITDA margin is considered a non-GAAP measure under SEC rules. It is calculated by dividing adjusted EBITDA by revenues. Management believes using adjusted EBITDA margin in conjunction with GAAP measures, such as gross margin and/or net margin, is useful to investors because it assists investors in getting a more complete view of what management considers the Company’s core operating performance, as expressed in marginal terms. While many companies use adjusted EBITDA margin as a performance measure, not all companies use identical calculations for determining adjusted EBITDA margin. As such, DocGo’s presentation of adjusted EBITDA margin might not be comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP Measures

The table below reflects the reconciliation of GAAP gross margin and adjusted gross margin for the three and nine months ended September 30, 2024 compared to the same period in 2023:

	Q3		YTD (Sept)
	2024	2023	2024	2023
Revenue	$ 138,684,814	$ 186,552,910	$ 495,722,059	$ 425,042,373
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(88,764,282)	(131,502,046)	(322,645,933)	(296,346,420)
Depreciation and amortization	(4,177,534)	(4,336,267)	(12,561,973)	(11,816,657)
GAAP gross profit	45,742,998	50,714,597	160,514,153	116,879,296

Depreciation and amortization	4,177,534	4,336,267	12,561,973	11,816,657
Adjusted gross profit	49,920,532	55,050,864	173,076,126	128,695,953

GAAP gross margin	33.0%	27.2%	32.4%	27.5%
Adjusted gross margin	36.0%	29.5%	34.9%	30.3%

The table below reflects the reconciliation of net income (loss) to adjusted EBITDA for the three and nine months ended September 30, 2024 compared to the same period in 2023 and the second quarter of 2024 (in millions):

	Q3		YTD		Q2
	2024	2023	2024	2023	2024
Net income (GAAP)	$4.5	$4.6	$21.0	$2.0	$5.9
(+) Net interest expense (income)	$0.5	($0.3)	$1.4	($1.6)	$0.5
(+) Income tax	$4.5	$4.5	$13.3	$2.0	$3.7
(+) Depreciation & amortization	$4.2	$4.3	$12.6	$11.8	$4.2
(+) Other (income) expense	$0.6	($0.1)	$0.4	$1.1	$0.0
EBITDA	$14.3	$13.0	$48.7	$15.3	$14.3

(+) Non-cash stock compensation	$3.2	$3.4	$9.8	$15.2	$2.6
(+) Non-recurring expense	$0.4	$0.3	$0.7	$1.0	$0.3

Adjusted EBITDA	$17.9	$16.7	$59.2	$31.5	$17.2

Total revenue	$138.7	$186.6	$495.1	$238.5	$192.1
Pretax income margin	6.5%	4.9%	6.9%	1.7%	5.0%
Net margin	3.2%	2.5%	4.2%	0.8%	3.1%
Adjusted EBITDA margin	12.9%	8.9%	12.0%	13.2%	9.0%

Contacts

Investors:
Mike Cole
DocGo
949-444-1341
mike.cole@docgo.com
ir@docgo.com

Media:
Tommy Meara
Moxie Strategies
718-309-3506
tommy@moxiestrategies.com